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                       [LETTERHEAD OF PEAT MARWICK LLP]

                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountants
              ---------------------------------------------------

The Board of Directors
IWC Resources Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-4 of NIPSCO Industries, Inc. of our report dated January 24, 1997, relating to the consolidated balance sheets of IWC Resources Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of shareholders' equity, earnings and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Current Report on Form 8-K of IWC Resources Corporation dated February 18, 1997, and our report dated January 25, 1996, relating to the consolidated balance sheets of IWC Resources Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of shareholders' equity, earnings and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 Annual Report to Shareholders and has been incorporated by reference in the December 31, 1995 annual report on Form 10-K of IWC Resources Corporation.


/s/ KPMG Peat Marwick, LLP
Indianapolis, Indiana
February 18, 1997